Exhibit 15.1

Han Kun Law Offices

Suite 906, Office Tower C1, Oriental Plaza

No. 1 East Chang An Ave.

Beijing 100738

The People’s Republic of China

Tel: (86 10) 8525 5500

Fax: (86 10) 8525 5511

Date: April 26, 2013

Bitauto Holdings Limited

New Century Hotel Office Tower, 6/F

No. 6 South Capital Stadium Road

Beijing, 100044

The People’s Republic of China

Dear Sir/Madam:

We hereby consent to the use of our name under the captions “REGULATION”, “RISK FACTORS” and “MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS” included in the Form 20-F, which will be filed by Bitauto Holdings Limited, on April 26, 2013, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2012.

Yours Sincerely,

/s/ Han Kun Law Offices

Han Kun Law Offices